EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of SeaWorld Entertainment, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 18th day of May, 2017.

SUN WISE (UK) CO., LTD

By:	/s/ Yu Ting
Name: Yu Ting
Title: Attorney in Fact

SUN WISE ORIENTED (HK) CO., LIMITED

By:	/s/ Yu Ting
Name: Yu Ting
Title: Attorney in Fact

TIANJIN SUN WISE ORIENTED ASSETS MANAGEMENT LIMITED

By:	/s/ Yu Ting
Name: Yu Ting
Title: Attorney in Fact

ZHONGHONG ZHUOYE GROUP CO., LTD

By:	/s/ Yu Ting
Name: Yu Ting
Title: Attorney in Fact

WANG YONGHONG

By:	/s/ Yu Ting
Name: Yu Ting
Title: Attorney in Fact